UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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California Water Service Group
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following material amends and supplements our definitive Proxy Statement filed with the Securities and Exchange Commission on April 12, 2017 relating to the 2017 Annual Meeting of Stockholders of California Water Service Group (“Group”) to be held on Wednesday, May 24, 2017.

The purpose of this supplement is to correct information that appears on page 10 of the Proxy Statement, under the section “Independence of Directors,” where Mr. Peter C. Nelson, the Chairman of the Board, was inadvertently included in the list of the Group’s independent directors.  The following text replaces the second sentence of that section in its entirety: “Currently, the Group’s independent directors are Gregory E. Aliff, Terry P. Bayer, Edwin A. Guiles, Bonnie G. Hill (who will retire from the Board as of the Annual Meeting), Thomas M. Krummel, M.D., Richard P. Magnuson, Lester A. Snow, and George A. Vera.”

In addition, the chart on page 14 of the Proxy Statement is amended, in relevant part, to read as follows:

Name	Age	Position	Current Term Expires	Director Since	Independent	Occupation	Other Board Experience	Public Utilities or Public Health Experience
* * * * * *
Peter C. Nelson	69	Chairman of the Board	2017	1996	No	Chairman of the Board of California Water Service Group	Yes	Yes

This supplement should be read in conjunction with the Proxy Statement.